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                                                                       EXHIBIT 5

                             [CMS ENERGY LETTERHEAD]



                                 April 28, 1999



CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI  48126

Ladies and Gentlemen:

      I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation ("CMS Energy"), and have acted as such in connection with the Registration Statement on Form S-4 (the"Registration Statement") being filed by CMS Energy with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $300 million of 6.75% Senior Notes Due 2004, Series B (the "Exchange Notes") to be issued under the Indenture dated as of September 15, 1992 between CMS Energy and NBD Bank, as trustee (the "Trustee"), as previously supplemented and as further supplemented by the Eighth Supplemental Indenture dated as of February 3, 1999 (collectively, the "Senior Debt Indenture"). The Exchange Notes are being exchanged for all of the outstanding 6.75% Senior Notes Due 2004, Series A (the "Notes") pursuant to an Exchange Offer. Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

      In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.


      Based on the foregoing it is my opinion that:

1. CMS Energy is duly incorporated and validly existing under the laws of the State of Michigan.



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2.       CMS Energy has the corporate power and authority to authorize and deliver the Exchange Notes pursuant to the Senior Debt Indenture.

3. The Exchange Notes will be legally issued and binding obligations of CMS Energy (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Senior Debt Indenture shall have been qualified under the Trust Indenture Act;
         (ii) an appropriate prospectus with respect to the Exchange Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; and (iii) the Exchange Notes shall be duly authenticated by the Trustee and the Exchange Notes shall have been delivered to those holders of Notes in exchange for such Notes pursuant to the Exchange Offer.

         For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to CMS Energy and that such laws will be the only laws applicable to CMS Energy.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Securities.

         I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to CMS Energy's Registration Statement relating to the Exchange Notes and to all references to me included in or made apart of the Registration Statement.


                                             Very truly yours,

                                             /s/ Michael D. VanHemert
                                             ------------------------
                                             Michael D. VanHemert